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                                                                    EXHIBIT 10.3

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                             KATY INDUSTRIES, INC.
                      2001 Chief Executive Officer's Plan
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                                   ARTICLE I

                                  DEFINITIONS

     Terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

     1.1  "Administrator" means the Committee.

     1.2 "Affiliate" means any subsidiary or parent corporation (within the meaning of Section 424 of the Code) of the Company.

     1.3 "Agreement" means a written agreement (including any amendment or supplement thereto) between the Company and the Participant specifying the terms and conditions of an Option granted to such Participant.

     1.4  "Board" means the Board of Directors of the Company.

     1.5 "Cause" means (i) Participant's willful and repeated failure to comply with the reasonable and lawful directives of the Board that is not cured within ten (10) days of notice of such failure being provided by the Company; (ii) any criminal act or act of dishonesty, disloyalty, negligence, misconduct or moral turpitude by Participant that is materially injurious to the property, operations, business or reputation of the Company or any Subsidiary, or (iii) Participant's material breach of any confidentiality or non-compete obligation, with the Company or any Subsidiary. A termination for "Cause" shall be determined by the Board.

     1.6 "Change in Control" of the Company means, and shall be deemed to have occurred upon, any of the following events:

     (a) a sale of 100% of the Company's outstanding capital stock;

     (b) a sale of all or substantially all of the Company's operating subsidiaries or assets; or

     (c) a transaction or transactions in which any third party acquires stock of the Company in an amount greater than that held by Kohlberg & Co., L.L.C. ("Kohlberg") and in which Kohlberg relinquishes control of the Board;

     1.7 "Code" means the Internal Revenue Code of 1986, and any amendments thereto.

     1.8  "Committee" means the Compensation Committee of the Board.

     1.9  "Common Stock" means the common stock of the Company.
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     1.10  "Company" means Katy Industries, Inc.

     1.11 "Employment Agreement" means the Employment Agreement between the Company and the Participant dated as of June 28, 2001.

     1.12 "Option" means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

     1.13  "Participant" means C. Michael Jacobi.

     1.14 "Plan" means the Katy Industries, Inc. 2001 Chief Executive Officer's Plan.

     1.15  "Termination Event" shall have the meaning set forth in Article VII.
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                                  ARTICLE II
                                   PURPOSES

     The Plan is intended to induce the Participant to become an employee of the Company by enabling the Participant to participate in the future success of the Company and its Affiliates and to associate his interests with those of the Company and its shareholders. The proceeds received by the Company from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

                                  ARTICLE III
                                ADMINISTRATION

     The Plan shall be administered by the Administrator. Notwithstanding any such conditions, the Administrator may, in its discretion, accelerate the time at which any Option may be exercised. In addition, the Administrator shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final and conclusive. Neither the Administrator nor any member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Option or Stock Award. All expenses of administering this Plan shall be borne by the Company.

                                  ARTICLE IV
                             STOCK SUBJECT TO PLAN

     4.1   Shares Issued.  Upon the award of shares of Common Stock pursuant to
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a Stock Award, the Company may issue shares of Common Stock from its authorized but unissued Common Stock. Upon the exercise of any Option the Company may deliver to the Participant (or the Participant's broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Stock.

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     4.2   Aggregate Limit.  The maximum aggregate number of shares of Common
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Stock that may be issued under this Plan pursuant to the exercise of Options is
978,572 shares. The maximum aggregate number of shares that may be issued under this Plan shall be subject to adjustment as provided in Article VI.
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                                   ARTICLE V
                                    OPTIONS

     5.1   Award.  The Administrator will specify the number of shares of
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Common Stock to be covered by an award of an Option.  The Administrator shall also determine the vesting schedule for such Options, which may be based on performance measures deemed appropriate by the Administrator.

     5.2   Option Price.  The price per share for Common Stock purchased on the
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exercise of an Option shall be determined by the Administrator on the date of grant.

     5.3   Payment.  Unless otherwise provided by the Agreement, payment of the
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Option price shall be made in cash or a cash equivalent acceptable to the
Administrator. If the Agreement provides, payment of all or part of the Option price may be made by surrendering shares of Common Stock to the Company that the Participant has held for at lease six months. If Common Stock is used to pay all or part of the Option price, the sum of the cash and cash equivalent and the fair market value (determined as of the day preceding the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.

                                  ARTICLE VI
                    ADJUSTMENT UPON CHANGE IN COMMON STOCK

     The maximum number of shares as to which Options may be granted under this Plan, the terms of outstanding Options, and the per individual limitations on the number of shares or for which Options may be granted, shall be adjusted as the Committee shall determine to be equitably required in the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Section 424 of the Code applies or (b) there occurs any other event which, in the judgment of the Committee necessitates such action. Any determination made under this Article VI by the Committee shall be final and conclusive.
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                                  ARTICLE VII
                          EFFECT OF CHANGE OF CONTROL

     In the event of a Change in Control, unless otherwise specifically prohibited by applicable laws, or by the rules and regulations of any governing agency or national securities exchange, any outstanding Options shall become immediately exercisable, and shall remain exercisable throughout their entire term. The Common Stock issuable upon exercise of the

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Option shall be subject to adjustment in accordance with Article VI hereof in
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the event of any changes affecting the Common Stock as a result of such Change in Control.

     Notwithstanding anything to the contrary set forth in the Agreement, the provisions of this Article VII shall not apply to the Participant if, prior to
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the date on which a Change in Control takes place (i) the Option ceases to vest for any reason, or (ii) the Participant ceases to serve in his current position with the Company. Otherwise, the provisions of this Article VII shall apply to
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Participant.

                                 ARTICLE VIII
                                   AMENDMENT

     The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if (i) the amendment increases the aggregate number of shares of Common Stock that may be issued under the Plan, (ii) the amendment changes the class of individuals eligible to become Participants or (iii) the amendment materially increases the benefits that may be provided under the Plan. No amendment shall, without the Participant's consent, adversely affect any rights of such Participant under any Option outstanding at the time such amendment is made.

                                  ARTICLE IX
                              GENERAL PROVISIONS

     9.1  Employment.  Nothing in the Plan shall interfere with or limit in any
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way the right of the Company to terminate Participant's employment at any time, nor confer upon Participant any right to continue in the employ of the Company.

          For purposes of this Plan, a transfer of Participant's employment between the Company and a Subsidiary, or between Subsidiaries, shall not be deemed to be a termination of employment. Upon such a transfer, the Committee may make such adjustments to outstanding Awards as it deems appropriate to reflect the changed reporting relationships.

     9.2  Tax Withholding.  The Company shall have the power and the right to
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deduct or withhold, or require Participant to remit to the Company, an amount sufficient to satisfy Federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

     9.3  Share Withholding.  With respect to withholding required upon the
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exercise of Options or upon any other taxable event arising as a result of
Awards granted hereunder, Participant may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

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     9.5  Severability.  In the event any provision of the Plan shall be held
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illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     9.6  Securities Law and Tax Law Compliance.  With respect to insiders,
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transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act and Code Section 162(m). To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

     9.7  Governing Law.  To the extent not pre-empted by Federal law, the Plan,
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and all agreements hereunder, shall be construed in accordance and governed by the laws of the State of Delaware.

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